Keryx Biopharmaceuticals, Inc. Announces Second Quarter 2007
Financial Results

Keryx to Host Investor Conference Call on Thursday, July 26, 2007
at 8:30am EDT

NEW YORK, July 25, 2007 /PRNewswire-FirstCall/ -- Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX), a biopharmaceutical company focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer, today announced its results for the second quarter ended June 30, 2007.

At June 30, 2007, the Company had cash, cash equivalents, investment securities and interest receivable of $88.3 million, as compared to $125.6 million at December 31, 2006.

The net loss for the second quarter ended June 30, 2007 was $19,460,000, or $0.45 per share, compared to a net loss of $17,828,000, or $0.41 per share, for the comparable quarter in 2006, representing an increase in net loss of $1,632,000. The increase in net loss was primarily attributable to a $2,160,000 increase in research and development expenses related to the Company’s SulonexTM (sulodexide) pivotal Phase III and Phase IV clinical program, a $1,214,000 increase in expenses related to our other clinical compounds, and a $534,000 increase in other selling, general and administrative expenses, offset by a $3,060,000 decrease in non-cash compensation expense related to stock option and restricted stock grants and a $699,000 decrease in interest and other income.

The net loss for the six months ended June 30, 2007 was $41,273,000, or $0.95 per share, compared to a net loss of $37,424,000, or $0.92 per share, for the comparable period in 2006, representing an increase in net loss of $3,849,000. The increase in net loss was primarily attributable to a $4,983,000 increase in research and development expenses related to the Company’s SulonexTM (sulodexide) pivotal Phase III and Phase IV clinical program, a $3,487,000 increase in expenses related to our other clinical compounds, and a $684,000 increase in other selling, general and administrative expenses, partially offset by a $5,600,000 decrease in non-cash compensation expense related to stock option and restricted stock grants.

Commenting on the quarter, Michael S. Weiss, Keryx's Chairman and Chief Executive Officer, said, "During the second quarter, we achieved a significant milestone with the completion of randomization into our Sulonex Phase 3 study, which puts us approximately six months away from completing the primary endpoint for the study and on track to announce results soon thereafter. On the Perifosine front, we were pleased to announce during the quarter promising results from our on-going Phase 1 and 2 studies in patients with multiple myeloma. On the financial side, our balance sheet remains strong as we continue to execute on our business strategy.”

On Thursday, July 26, 2007, at 8:30am EDT, the Company will host an investor conference call during which they will provide a brief financial overview of the Company’s second quarter financial results.

In order to participate in the conference call, please call 1-866-550-6338 (U.S.), 1-347-284-6930 (outside the U.S.), call-in ID: KERYX. The audio recording of the conference call will be available for replay at http://www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals, Inc. is focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx's lead compound under development is Sulonex™ (sulodexide), previously referred to as KRX-101, a first-in-class, oral heparinoid compound for the treatment of diabetic nephropathy, a life-threatening kidney disease caused by diabetes. Sulonex is in a pivotal Phase III and Phase IV clinical program under a Special Protocol Assessment with the Food & Drug Administration. Additionally, Keryx is developing Zerenex™, an oral, inorganic, iron-based compound that has the capacity to bind phosphate and form non-absorbable complexes. Zerenex is currently in Phase II clinical development for the treatment of hyperphosphatemia (elevated serum phosphorous levels) in patients with end- stage renal disease. Keryx is also developing clinical-stage oncology compounds, including KRX-0401 (perifosine), a novel, first-in-class, oral modulator of Akt, a pathway associated with tumor survival and growth, and other important signal transduction pathways. KRX-0401 is currently in Phase II clinical development for multiple tumor types. Keryx also has an active in-licensing and acquisition program designed to identify and acquire additional drug candidates. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release and made by our management on the conference call, particularly those anticipating future financial performance, clinical and business prospects for our lead drug candidates Sulonex, Zerenex and KRX-0401, growth and operating strategies and similar matters, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully complete cost-effective clinical trials for the drug candidates in our pipelines, including Sulonex, Zerenex and KRX-0401; we may not be able to meet anticipated development timelines for Sulonex, Zerenex or KRX-0401 due to recruitment, clinical trial results, manufacturing capabilities or other factors; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

KERYX CONTACT:
Lauren Fischer
Director - Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: lfischer@keryx.com
Source: Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals, Inc.

Selected Consolidated Financial Data
(Thousands of US Dollars, Except Share and Per Share Data)

Statements of Operations Information:
	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2007	2006	2007	2006

REVENUE:
Diagnostic revenue	$36	$23	$66	$23
Service revenue	14	224	26	336
TOTAL REVENUE	50	247	92	359

OPERATING EXPENSES:
Cost of diagnostics sold	16	19	38	19
Cost of services	30	98	62	269

Research and development:
Non-cash compensation	1,178	2,104	2,173	4,828
Other research and development	15,685	12,352	33,131	24,685
Total research and development	16,863	14,456	35,304	29,513

Selling, general and administrative:
Non-cash compensation	1,407	3,541	3,413	6,358
Other selling, general and administrative	2,394	1,860	5,189	4,505
Total selling, general and administrative	3,801	5,401	8,602	10,863

TOTAL OPERATING EXPENSES	20,710	19,974	44,006	40,664

OPERATING LOSS	(20,660)	(19,727)	(43,914)	(40,305)

OTHER INCOME:
Interest and other income, net	1,200	1,899	2,641	2,881

NET LOSS	$(19,460)	$(17,828)	$(41,273)	$(37,424)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.45)	$(0.41)	$(0.95)	$(0.92)

SHARES USED IN COMPUTING NET LOSS PER COMMON SHARE
Basic and diluted	43,556,475	43,117,656	43,531,495	40,608,571

Balance Sheet Information:
	June 30, 2007	December 31, 2006*
	(unaudited)
Cash, cash equivalents, interest
receivable and investment securities	$88,258	$125,610
Total assets	103,404	140,313
Accumulated deficit	(229,485)	(188,212)
Stockholders’ equity	88,069	123,821

* Condensed from audited financial statements.